                                                                  EXHIBIT 4.1






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                               STERIS CORPORATION


                                       and


                   KEYBANK NATIONAL ASSOCIATION, Rights Agent



                                RIGHTS AGREEMENT


                                   Dated as of


                                October 24, 1996



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



                                TABLE OF CONTENTS
                                -----------------

                                                                                        Page
                                                                                        ----

Section 1.  CERTAIN DEFINITIONS.........................................................  1
Section 2.  APPOINTMENT OF RIGHTS AGENT.................................................. 4
Section 3.  ISSUE OF RIGHT CERTIFICATES.................................................. 4
Section 4.  FORM OF RIGHT CERTIFICATES................................................... 6
Section 5.  COUNTERSIGNATURE AND REGISTRATION............................................ 7
Section 6.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES;
        MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.......................... 7
Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS; NULL
        AND VOID RIGHTS.................................................................. 8
Section 8.  CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.......................... 10
Section 9.  RESERVATION AND AVAILABILITY OF SHARES OF CAPITAL STOCK..................... 11
Section 10.  COMMON SHARE RECORD DATE................................................... 12
Section 11.  ADJUSTMENT OF PURCHASE PRICE, EXERCISE PRICE, NUMBER AND TYPE OF
        SHARES OR NUMBER OF RIGHTS...................................................... 13
Section 12.  CERTIFICATES OF ADJUSTED PURCHASE PRICE, EXERCISE PRICE OR NUMBER OF
        SHARES.......................................................................... 20
Section 13.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.................................... 20
Section 14.  RIGHTS OF ACTION........................................................... 21
Section 15.  AGREEMENT OF RIGHT HOLDERS................................................. 21
Section 16.  RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.......................... 22
Section 17.  CONCERNING THE RIGHTS AGENT................................................ 22
Section 18.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.................. 23
Section 19.  DUTIES OF RIGHTS AGENT..................................................... 23
Section 20.  CHANGE OF RIGHTS AGENT..................................................... 26
Section 21.  ISSUANCE OF NEW RIGHT CERTIFICATES......................................... 26
Section 22.  REDEMPTION................................................................. 27
Section 23.  NOTICE OF CERTAIN EVENTS................................................... 27
Section 24.  NOTICES.................................................................... 28
Section 25.  SUPPLEMENTS AND AMENDMENTS..................................................29
Section 26.  SUCCESSORS................................................................. 29
Section 27.  DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC................... 30
Section 28.  BENEFITS OF THIS AGREEMENT................................................. 30
Section 29.  SEVERABILITY............................................................... 30
Section 30.  GOVERNING LAW.............................................................. 31
Section 31.  COUNTERPARTS............................................................... 31
Section 32.  DESCRIPTIVE HEADINGS....................................................... 31

Exhibit A - FORM OF CERTIFICATE OF AMENDMENT OF AMENDED ARTICLES OF
        INCORPORATION...................................................................A-1
Exhibit B - FORM OF RIGHT CERTIFICATE...................................................B-1
Exhibit C - SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES.................................C-1

                                RIGHTS AGREEMENT
                                ----------------


                 This Agreement, dated as of October 24, 1996, is between STERIS Corporation, an Ohio corporation (the "Company"), and KeyBank National Association, as Rights Agent (the "Rights Agent").

                 The Board of Directors of the Company on October 24, 1996 authorized and declared a dividend consisting of one right ("Right") for each Common Share (as hereinafter defined) of the Company outstanding on November 7, 1996 (the "Record Date") and authorized the issuance of one Right in respect of each Common Share of the Company issued between the Record Date and the earlier of the Shares Acquisition Date or the Expiration Date (as such terms are hereinafter defined), including but not limited to Common Shares which are treasury shares as of the Record Date and subsequently become outstanding. Each Right represents the right to purchase one Common Share.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                 Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, is the Beneficial Owner (as such term is hereinafter defined) of a number of Common Shares which equals or exceeds 15% of the number of Common Shares then outstanding, but shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan.

            Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; EXCEPT THAT, if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share purchases by the Company and, after such share purchases by the Company, becomes the

Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an "Acquiring Person".

                 (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date hereof.

                 (c) A Person shall be deemed to be the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                 (i) which such Person, or any of such Person's Affiliates or Associates, beneficially owns, directly or indirectly;

                 (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; EXCEPT THAT, a Person shall not be deemed to be the "Beneficial Owner" of or to "beneficially own" (1) securities tendered pursuant to a tender offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, or (2) securities issuable upon exercise of these Rights;

                 (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, pursuant to any agreement, arrangement or understanding (whether or not in writing); EXCEPT THAT, a Person shall not be deemed to be the Beneficial Owner of or to "beneficially own" any security under this subparagraph (iii) if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                 (iv) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subparagraph (iii) of this paragraph (c)) or disposing of any securities of the Company.

                 (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in State of Ohio are authorized or obligated by law or executive order to close.

                 (e) "Close of business" on any given date shall mean 5:00 P.M., Cleveland time, on such date; EXCEPT THAT, if such date is not a Business Day it shall mean 5:00 P.M., Cleveland time, on the next succeeding Business Day.

                 (f) "Common Shares" shall mean the Common Shares without par value of the Company.

                 (g) "Continuing Director" shall mean any individual who is a member of the Board of Directors of the Company, is not, while such individual is a member of the Board, an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the earlier of (i) a Shares Acquisition Date (as hereinafter defined) and (ii) the date of the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person, and any successor of a Continuing Director who, while such successor is a member of the Board, is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                 (h) "Exercise Price" shall mean the exercise price per share set forth in Section 11(a)(ii)

                 (i) "Person" shall mean any individual, firm, corporation or other entity.

                 (j) "Purchase Price" shall mean the purchase price per share set forth in Section 7(b).

                 (k) "Series A Preferred Shares" shall mean the Series A Preferred Shares, without par value, of the Company having the rights and preferences set forth in Exhibit A to this Agreement.

                 (l) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

                 (m) "Subsidiary" shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or other equity interests is owned, directly or indirectly, by the Company.

                 (n) "Triggering Event" shall mean any event described in
Section 11(a)(ii).

                 Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

                 Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the Shares Acquisition Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for the Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of the Common Shares. As soon as practicable after receipt of written notice from the Company that the Shares Acquisition Date has occurred, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Shares as of the close of business on the Shares Acquisition Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto, evidencing one Right for each Common Share held of record as of the close of business on the Shares Acquisition Date. As of the close of business on the Shares Acquisition Date, the Rights will be evidenced solely by such Right Certificates.

                 (b) As soon as practicable following the execution of this Agreement, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Shares, at the address of such holder shown on the records of the Company. Until the Shares Acquisition Date (or the earlier redemption or expiration of the Rights), the Rights will be evidenced by such certificates for the Common Shares registered in the names of the holders of the Common Shares. Until the Shares Acquisition Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for the Common Shares shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.

                 (c) Rights shall be issued in respect of all Common Shares issued (including but not limited to Common Shares which are treasury shares as of the Record Date and subsequently become outstanding) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Shares Acquisition Date or the Expiration Date (as such term is defined in Section 7). Certificates representing such Common Shares shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between STERIS Corporation and KeyBank National Association, Rights Agent, dated as of October 24, 1996 (the "Rights Agreement"), as such Rights Agreement may be amended from time to time thereafter, a copy of which is on file at the principal executive offices of STERIS Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. STERIS Corporation will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights which are or were beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

Until the Shares Acquisition Date, the Rights associated with the Common Shares represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented by such certificate.

                 Section 4. FORM OF RIGHT CERTIFICATES. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or of any association on which the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of Section 21 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date and, on their face, shall entitle the holders thereof to purchase such number of Common Shares (or, following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as shall be set forth therein at the Purchase Price (or, upon the occurrence of a Triggering Event, at the Exercise Price), but the number of such shares, the Purchase Price and the Exercise Price shall be subject to adjustment as provided herein.

                 (b) Notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to Section 3 or Section 21 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became an Acquiring Person or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to any Person who holds an equity interest in such Acquiring Person or with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has a primary purpose or effect the avoidance of Section 7(e) hereof, any Right Certificate issued at any time to any nominee of an Acquiring Person or any Associate or Affiliate of such Acquiring Person, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

                 Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                 Following the Shares Acquisition Date, the Rights Agent will keep or cause to be kept, at one of its offices in Cleveland, Ohio, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                 Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 4(b), Section 7(e) and Section 13 hereof, at any time after the close of business on the Shares Acquisition Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right

Certificates, entitling the registered holder to purchase a like number of Common Shares (or, following a Triggering Event, a like number or amount of Common Shares, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and has provided such additional evidence of the identity of the Beneficial Owner or former Beneficial Owner, or Affiliates or Associates thereof, as the Company may reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 13 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                 Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of the loss, theft or destruction of a Right Certificate, of indemnity or security reasonably satisfactory to them and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of the mutilation of a Right Certificate, upon surrender to the Rights Agent and cancellation of the mutilated Right Certificate, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                 Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS; NULL AND VOID RIGHTS. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Shares Acquisition Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its office in Cleveland, Ohio, together with payment of the aggregate Purchase Price with respect to the total number of Common Shares (or the aggregate Exercise Price with respect to the total number of Common Shares or other securities, cash or other assets, as the case may

be) as to which such surrendered Rights are then exercised, at or prior to the close of business on November 7, 2006 (the "Expiration Date").

                 (b) Each Right shall initially represent the right to purchase one Common Share, subject to adjustment as provided in Section 11 hereof. The Purchase Price for each Common Share pursuant to the exercise of a Right shall initially be $120.00, shall be subject to adjustment from time to time as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

                 (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Common Shares (or the Exercise Price for the Common Shares, other securities, cash or assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 19(k) hereof, promptly (i) requisition from any transfer agent of the Common Shares certificates for the total number of Common Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) if the Company has elected to deposit the total number of Common Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company shall direct the depositary agent to comply with all such requests, (iii) when appropriate, requisition from any transfer agent of the Series A Preferred Shares certificates for the total number of Series A Preferred Shares to be purchased in accordance with Section 11(a)(iii), (iv) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 13, (v) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (vi) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue securities, pay cash or distribute assets pursuant to Sections 11(a)(iii) and 13 hereof, the Company will make all arrangements necessary so that such securities, cash and assets are available for issuance, payment or distribution by the Rights Agent, as and when appropriate.

                 (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing

Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

                 (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to any Person who holds an equity interest in such Acquiring Person or with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has, as a primary purpose or effect, the avoidance of this Section 7(e), shall become null and void upon the occurrence of a Triggering Event and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement from and after the occurrence of the Triggering Event. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                 (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.

                 Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates and, in such case, shall deliver a certificate of destruction thereof to the Company.

                 Section 9. RESERVATION AND AVAILABILITY OF SHARES OF CAPITAL STOCK. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

                 (b) Unless the Common Shares have been theretofore listed on a national securities exchange, the Company shall, as soon as practicable following a Triggering Event, use its best efforts to cause transactions in the Rights to be quoted in the National Association of Securities Dealers Automated Quotation National Market ("NASDAQ National Market") and in the event that Series A Preferred Shares are to be issued under Section 11(a)(iii) shall, as soon as practicable after the rights become exercisable, use its best efforts to cause transactions in any Series A Preferred Shares or other securities of the Company issuable upon exercise of the Rights to be quoted in NASDAQ National Market. In the event that the Common Shares are listed on a national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares (or Series A Preferred Shares or other securities, as the case may be) reserved for such issuance upon exercise of the Rights to be listed on such exchange upon official notice of issuance.

                 (c) The Company shall, as soon as practicable following the first occurrence of a Triggering Event, (i) prepare and file a registration statement under the Securities Act of 1933 (the "Securities Act") with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and (iii) use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of the expiration of the Rights. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement and notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, and the Company shall issue a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction in which any requisite registration or qualification shall not have been obtained.

                 (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares and all Series A Preferred Shares, as the case may be, delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price or the Exercise Price, as the case may be), be duly and validly authorized and issued, fully paid and nonassessable, freely tradeable, free and clear of any liens, encumbrances or other adverse claims and not subject to call or first refusal.

                 (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or Series A Preferred Shares or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (a) to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Common Shares (or Series A Preferred Shares or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing the Rights surrendered for exercise or (b) to issue or deliver any certificates for a number of Common Shares (or Series A Preferred Shares or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                 Section 10. COMMON SHARE RECORD DATE. Each person in whose name any certificate for a number of Common Shares (or Series A Preferred Shares or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Common Shares (or Series A Preferred Shares or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (or the Exercise Price, as the case may be) and any applicable transfer taxes was made; EXCEPT THAT, if the date of such surrender and payment is a date upon which the Common Share (or Series A Preferred Share or other security, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder thereof on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares (or Series A Preferred Shares or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                 Section 11. ADJUSTMENT OF PURCHASE PRICE, EXERCISE PRICE, NUMBER AND TYPE OF SHARES OR NUMBER OF RIGHTS. The Purchase Price and the Exercise Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price and the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Common Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Common Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Share transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

                 (ii) In the event any Person becomes an Acquiring Person each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise of the Right in accordance with the terms of this Agreement, one Common Share of the Company for an Exercise Price of $1.00 per share; the number of such Common Shares and the Exercise Price shall be subject to adjustment as provided in this Section 11.

                 (iii) In the event that the number of Common Shares which is authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with subparagraph (ii) of this Section 11(a), the Company shall issue to each holder who exercised a Right in accordance with subparagraph (ii) of this Section 11(a), one-one hundredth (1/100th) of a Series A Preferred Share in lieu of each Common Share that would otherwise have been issuable to such holder in respect of such exercise. In order to create the Series A Preferred Shares, the Company shall, promptly after the date of this Agreement, cause to be executed and filed with the Ohio Secretary of State a Certificate of Amendment of Amended Articles of Incorporation of STERIS Corporation substantially in the form attached hereto as Exhibit A. The Company shall not issue or deliver any Series A Preferred Shares except upon exercise of the Rights.

                 (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the current market price (as defined in Section 11(d)) per Common Share on such record date, the Purchase Price and the Exercise Price to be in effect after such record date shall be determined by multiplying the Purchase Price and the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price and the Exercise Price shall be adjusted to be the Purchase Price and the Exercise Price which would then be in effect if such record date has not been fixed.

                 (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend payable in Common Shares, but including any dividend payable in stock other than Common Shares) or subscription rights or warrants (excluding those referred to in
Section 11(b)), the Purchase Price and the Exercise Price to be in effect after such record date shall be determined by multiplying the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price (as defined in Section 11(d)) per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and of which the denominator shall be such current market price of one Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price and the Exercise Price shall be adjusted to be the Purchase Price and the Exercise Price which would then be in effect if such record date had not been fixed.

                 (d) (i) For the purpose of any computation hereunder, the "current market price" or "value" per share of the Common Shares on any date of determination shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; EXCEPT THAT, in the event that the "current market price" or "value" per share of the Common Shares is determined during the period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (B) any sub-division, combination or reclassification of such Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such sub-division, combination or reclassification, then, and in each such case, the "current market price" or "value" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ National Market or, if the Common Shares are not listed or admitted to trading on the NASDAQ National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Shares are not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Shares, the closing price on such date shall be the value of a Common Share on such date as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Ohio are not authorized or obligated by law or executive order to close. If the Common Shares is not publicly held or not so listed or traded, "current market price" or "value" per share shall mean the value per share as determined in good faith by the Continuing Directors of the Company if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                 (ii) For the purpose of any computation hereunder, the "current market price" per share of Series A Preferred Shares shall be determined in the same manner as set forth above for the Common Shares in subparagraph (i) of this
Section 11(d) (other than the last sentence thereof); EXCEPT THAT, if the "current market price" per share of Series A Preferred Shares cannot be determined in the manner provided above or if the Series A Preferred Shares are not publicly held or listed or traded in a manner described in subparagraph (i) of this Section 11(d), the "current market price" per share of Series A Preferred Shares shall be conclusively deemed to be an amount equal to the product of one hundred (100) (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) and the current market price per share of the Common Shares. If neither the Common Shares nor the Series A Preferred Shares are publicly held or so listed or traded, "current market price" per share of the Series A Preferred Shares shall mean the value per share as determined in good faith by the Continuing Directors of the Company if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                 (e) No adjustment in the Purchase Price or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten thousandth of a Series A Preferred Share or ten-thousandth of a Common Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                 (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right exercised after such adjustment becomes entitled to receive upon exercise of such Right any shares of capital stock of the Company other than Common Shares, thereafter the number of, and the Purchase Price and the Exercise Price for, such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in
Section 11(a) through (m) inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Common Shares shall apply on like terms to any such other shares.

                 (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price or the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, the number of Common Shares or the number of Series A Preferred Shares or other securities, as the case may be, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                 (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price or the Exercise Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price or the adjusted Exercise Price, as the case may be, that number of Common Shares (calculated to the nearest ten-thousandth) or that number of Series A Preferred Shares (calculated to the nearest ten-thousandth), as the case may be, obtained by (i) multiplying (x) the number of Common Shares or the number of Series A Preferred Shares, as the case may be, covered by a Right immediately prior to this adjustment by (y) the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price or the Exercise Price, as the case may be, in effect immediately after such adjustment.

                 (i) The Company may elect on or after the date of any adjustment of the Purchase Price or the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares or the number of Series A Preferred Shares, as the case may be, purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares or the number of Series A Preferred Shares, as the case may be, for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth), obtained by dividing the Purchase Price or the Exercise Price, as the case may be, in effect immediately prior to such adjustment by the Purchase Price or the Exercise Price, as the case may be, in effect immediately after such adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price or the Exercise Price, as the case may be, is adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 13, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price or the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                 (j) Notwithstanding any adjustment or change in the Purchase Price, the Exercise Price or the number of Common Shares or the number of Series A Preferred Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price, the Exercise Price and the number of Common Shares and the number of Series A Preferred Shares which were expressed in the initial Right Certificates issued hereunder.

                 (k) Before taking any action that would cause an adjustment reducing the Purchase Price or the Exercise Price below the stated capital, if any, of a Common Share or a Series A Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price and fully paid and nonassessable Series A Preferred Shares at such adjusted Exercise Price.

                 (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of Common Shares and the number of Series A Preferred Shares, if any, issuable upon such exercise over and above the number of Common Shares and the number of Series A Preferred Shares, if any, issuable upon such exercise on the basis of the Purchase Price or the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares or additional Series A Preferred Shares upon the occurrence of the event requiring such adjustment.

                 (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reduction in the Purchase Price or the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion determines to be advisable in order that any consolidation or sub-division of Common Shares or Series A Preferred Shares, issuance wholly for cash of any Common Shares or Series A Preferred Shares at less than the current market price, issuance wholly for cash of securities which by their terms are convertible into or exchangeable for Common Shares or Series A Preferred Shares, stock dividends or issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Common Shares or Series A Preferred Shares shall not be taxable to such holders.

                 Section 12. CERTIFICATES OF ADJUSTED PURCHASE PRICE, EXERCISE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Shares and the Series A Preferred Shares a copy of such certificate and
(c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Shares Acquisition Date, to each holder of a certificate representing Common Shares) in accordance with Section 24. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

                 Section 13. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 13(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the current market value of a whole Right shall be the value of the Rights on such date as determined in good faith by the Continuing Directors if the Continuing Directors constitute a majority of the Board of Directors or, if the Continuing Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors.

                 (b) The Company shall not be required to issue fractions of Common Shares or Series A Preferred Shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares of a Common Share or a Series A Preferred Share, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share or one Series A Preferred Shares, as the case may be. For purposes of this Section 13(b), the current market value of one Common Share shall be the closing price of a Common Share or a Series A Preferred Share (as determined pursuant to Section 11(d)(i) or Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

                 (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

                 Section 14. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Shares Acquisition Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Shares Acquisition Date, of any Common Share), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Shares Acquisition Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                 Section 15. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting such Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Shares Acquisition Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                 (b) after the Shares Acquisition Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and

                 (c) subject to Section 6, Section 7(e) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Shares Acquisition Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e), shall be required to be affected by any notice to the contrary.

                 Section 16. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of a Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Common Shares or Series A Preferred Shares which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate give to any holder, as such, of a Right Certificate any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section
23), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions of this Agreement.

                 Section 17. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, to reimburse it for or pay its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent as a result of anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                 The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for

Common Shares, Series A Preferred Shares or other securities, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

                 Section 18. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation, succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                 In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                 Section 19. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                 (a) The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                 (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify such statements or recitals, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Series A Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or Series A Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                 (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                 (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                 (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                 (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                 Section 20. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Series A Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the law of the United States or of the State of Ohio (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio), in good standing, having an office in the State of Ohio, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Series A Preferred Shares and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 20 or any defect therein, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                 Section 21. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price or the Exercise Price per share and the number, kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

                 Section 22. REDEMPTION. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of the Shares Acquisition Date or the Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); EXCEPT THAT, the Rights may not be redeemed on or after the date of the commencement of, or the first public announcement of an intent to commence, by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person unless such redemption is approved by a majority of the Continuing Directors and the Continuing Directors constitute a majority of the Board of Directors.

                 (b) Immediately upon the action of the Board of Directors of the Company, or the Continuing Directors, as the case may be, ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten calendar days after the action of the Board of Directors, or the Continuing Directors, as the case may be, ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Shares Acquisition Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any of the Rights at any time in any manner other than that specifically set forth in this Section 22 or in connection with the repurchase of Common Shares prior to the Shares Acquisition Date.

                 Section 23. NOTICE OF CERTAIN EVENTS. In case the Company proposes at any time following the Shares Acquisition Date (a) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares, or (b) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares, or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with Section 24, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action described in clause (a) or (b) above, at least twenty days prior to the record date for determining holders of the Common Shares for purposes of such action and, in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

                 In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, in accordance with Section 24, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

                 Section 24. NOTICES. Notice or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                 STERIS Corporation
                 5960 Heisley Road
                 Mentor, Ohio 44060-1834
                 Attention:  David C. Dvorak, Vice President,
                             General Counsel and Secretary

Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                 KeyBank National Association
                 127 Public Square
                 15th Floor
                 Cleveland, Ohio 44114
                 Attention: Laura S. Kress, Assistant Vice-President

                 Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if personally delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                 Section 25. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contain herein which may be defective or inconsistent with any other provision herein, or (iii) prior to the Shares Acquisition Date, to change or supplement the provisions hereunder which the Company may deem necessary or desirable and not adverse to the interests of the holders of the Rights; EXCEPT THAT, this Agreement may not be supplemented or amended in any way (other than pursuant to clauses (i) and (ii) above) on or after the date of the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person unless such amendment is approved by a majority of the Continuing Directors and the Continuing Directors constitute a majority of the Board of Directors. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 25, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Shares Acquisition Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

                 Section 26. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 Section 27. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (and, where expressly provided for herein, the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company (or, as expressly provided herein, the Continuing Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement this Agreement). All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (or, as expressly provided herein, by the Continuing Directors) in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Board or the Continuing Directors to any liability to the holders of the Right Certificates.

                 Section 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Shares Acquisition Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

                 Section 29. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; EXCEPT THAT, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

                 Section 30. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                 Section 31. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                 Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                               STERIS CORPORATION

Attest:



By /s/ David C. Dvorak                         By /s/ Bill R. Sanford
   --------------------------                     -----------------------------
   David C. Dvorak                                Bill R. Sanford
   Vice President, Secretary                      Chairman, President and Chief
   and General Counsel                            Executive Officer



                                               KEYBANK NATIONAL ASSOCIATION




By /s/ Debra A. Kindred                        By /s/ Laura S. Kress
   --------------------------                     -----------------------------
     Assistant Vice-President                     Assistant Vice-President

                             INDEX OF DEFINED TERMS
                             ----------------------


Term                                                                        Page
----                                                                        ----

Acquiring Person...............................................................1
Affiliate       ...............................................................2
Associate       ...............................................................2
Beneficial Owner...............................................................2
Business Day    ...............................................................3
Close of business..............................................................3
Common Shares   ...............................................................3
Company         ...............................................................1
Continuing Director............................................................3
Current market price..........................................................15
Exchange Act    ...............................................................2
Exercise Price  ...............................................................3
Expiration Date ...............................................................9
NASDAQ          ..............................................................16
NASDAQ National Market........................................................11
Person          ...............................................................4
Purchase Price  ...............................................................4
Record Date     ...............................................................1
Redemption Price..............................................................27
Right           ...............................................................1
Rights Agent    ...............................................................1
Securities Act  ..............................................................11
Series A Preferred Shares......................................................4
Shares Acquisition Date........................................................4
Subsidiary      ...............................................................4
Summary of Rights..............................................................5
Trading Day     ..............................................................16
Triggering Event...............................................................4

                                                                   Exhibit A
                                                                   ---------
                                     FORM OF
                           CERTIFICATE OF AMENDMENT OF
                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                               STERIS CORPORATION

                 Bill R. Sanford, Chairman, President and Chief Executive Officer, and David C. Dvorak, Vice President, General Counsel and Secretary, of STERIS Corporation, an Ohio corporation with its principal place of business at Mentor, Ohio (the "Corporation") hereby certifies that at a meeting of the Board of Directors of the Corporation (the "Board of Directors") called and held on October 24, 1996, the following resolution was adopted pursuant to Section 1701.70(B)(1) of the Ohio General Corporation Law:


                 RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Ohio General Corporation Law, as amended, and by Article Fourth of the Corporation's Amended Articles of Incorporation, such Article Fourth is amended to add a new Section 8 providing for a series A of Serial Preferred Shares, without par value, of the Corporation (the "Series A Preferred Shares") and that the designation and the authorized number of shares of, and the relative rights, preferences, and limitations of such series are as follows:

              ADDITIONAL EXPRESS TERMS OF SERIES A PREFERRED SHARES

SECTION 8.     Series A Preferred Shares
               -------------------------

                 a) Of the 3,000,000 Serial Preferred Shares without par value, 1,000,000 shall be Series A Preferred Shares. Series A Preferred Shares may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Shares. The express terms of Series A Preferred Shares, in addition to those set forth in Sections 1 through 7 of this Article Fourth, shall be as hereinafter set forth in this Section 8.

                 b) The holders of Series A Preferred Shares shall be entitled to receive, out of any funds legally available and when and as declared by the Board of

Directors, dividends and other distributions of the same kind as, but at a rate equal to one hundred (100) times the amount per share of, the dividends or other distributions received by the holders of Common Shares, subject to the provision for adjustment hereinafter set forth. The record date and payment date of the dividends and other distributions payable to the holders of the Series A Preferred Shares shall be the same as the record date and the payment date of the dividends and other distributions payable to the holders of the Common Shares. Dividends on the Series A Preferred Shares shall not accrue or be cumulative. In the event the Corporation at any time declares or pays any dividend on the Common Shares payable in Common Shares, or effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount of dividends payable to holders of the Series A Preferred Shares under this paragraph (b) shall be adjusted by multiplying the amount to which such holders were entitled immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares outstanding immediately prior to such event.


                 c) The outstanding Series A Preferred Shares shall not be redeemable.


                 d) The holders of Series A Preferred Shares shall, in case of liquidation, dissolution, or winding up of the affairs of the Corporation, be entitled to receive in full, out of the assets of the Corporation, including its capital, an amount equal to one hundred (100) times the amount to be distributed per share to holders of Common Shares, subject to the provision for adjustment hereinafter set forth. In the event the Corporation at any time declares or pays any dividend on the Common Shares payable in Common Shares, or effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to be distributed to holders of the Series A Preferred Shares under this paragraph (d) shall be adjusted by multiplying amount to which such holders were entitled immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares outstanding immediately prior to such event. Except as set forth above, the holders of Series A Preferred Shares shall have the same rights and shall be treated in the same manner with respect to any liquidation, dissolution or winding up as holders of Common Shares.


                 e) In the event that the Corporation enters into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock (and other securities and assets, if any), then in any such case each Series A Preferred Share shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock (and other securities and assets, if any), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation at any time declares or pays any dividend on the Common Shares payable in Common Shares, or effects a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to be distributed to holders of the Series A Preferred Shares under this paragraph (e) shall be adjusted by multiplying amount to which such holders were entitled immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares outstanding immediately prior to such event.

                 IN WITNESS WHEREOF, this Certificate of Amendment is executed on behalf of the Corporation by its Chairman, President, and Chief Executive Officer and attested by its Vice President, General Counsel and Secretary this _______ day of October, 1996.


                                   -----------------------------
                                   Bill R. Sanford
                                   Chairman, President and
                                   Chief Executive Officer

Attest:


-------------------------------
David C. Dvorak
Vice President, General Counsel
and Secretary

                                                                   Exhibit B
                                                                   ---------


                           [Form of Right Certificate]

Certificate No. R -                                       ___________ Rights

         NOT EXERCISABLE AFTER NOVEMBER 7, 2006 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*


                                RIGHT CERTIFICATE
                                -----------------

                 This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 24, 1996 and as amended to date (the "Rights Agreement"), between STERIS Corporation, an Ohio corporation (the "Company"), and KeyBank National Association, (the "Rights Agent"), to purchase from the Company at any time after the Shares Acquisition Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Cleveland time, on November 7, 2006, at the office of the Rights Agent, or its successors as Rights Agent, in Cleveland, Ohio, one Common Share of the Company (the "Common Share"), at a purchase price of $120.00 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this

--------

                 The portion of the legend in brackets shall be inserted only if applicable.

Right Certificate, the number of Common Shares which may be purchased upon exercise thereof and the Purchase Price per share set forth above are the numbers and Purchase Price as of November 7, 1996, based on the Common Shares of the Company as constituted at such date.

                 Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), each Right shall entitled the holder to receive, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, one Common Share for an Exercise Price of $1.00 per share (the "Exercise Price").

                 If the Rights evidenced by this Right Certificate are or at any time were beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

                 As provided in the Rights Agreement, the Purchase Price, the Exercise Price and number and kind of Common Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                 This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement; reference is made to the Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the office of the Rights Agent.

                 This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                 Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right.

                 The Company will not issue any fractional Common Shares upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof may make a cash payment, as provided in the Rights Agreement.

                 No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

                 This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                 WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of __________________, 19___.


ATTEST:                                         STERIS CORPORATION


                                                By
------------------------                           -----------------------------
Secretary                                          Title:


Countersigned:


By
   ---------------------

                   [Form of Reverse Side of Right Certificate]

                               Form of Assignment
                               ------------------

             (To be executed by the registered holder if the holder
                   desires to transfer the Right Certificate)


                 FOR VALUE RECEIVED ________________ hereby sells, assigns and transfers unto _________________________


----------------------------------------------------------------------
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ as attorney, to transfer the Right Certificate on the books of the STERIS Corporation, with full power of substitution.


Dated:                   , 19
       ------------------    ---

                                                --------------------------------
                                                Signature

Signature Guaranteed:

                                   Certificate
                                   -----------

                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

                 (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
       -----------------                        --------------------------------
                                                Signature


                                     Notice
                                     ------


                 The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                   Form of Election to Purchase Common Shares
                   ------------------------------------------

                    (To be executed if the holder desires to
                exercise the Right Certificate in accordance with
                   Section 11(a)(ii) of the Rights Agreement)

To STERIS Corporation:

                 The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issues in the name of:


-----------------------------------------------------------
                         (Please print name and address)

-----------------------------------------------------------

Please insert social security
or other identifying number:
                             ------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

-----------------------------------------------------------
                         (Please print name and address)

Please insert social security
or other identifying number:
                             ------------------------------

Dated:                   , 19
       ------------------    ---


                              --------------------------------
                              Signature
                              (Signature must conform in all respects to name of the holder as specified on the face of this Right Certificate)

Signature Guaranteed:

                                   Certificate
                                   -----------

                 The undersigned hereby certifies by checking the appropriate boxes that:

                 (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

                 (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:            , 19
       -----------    ---                       --------------------------
                                                Signature

                                     Notice
                                     ------

                 The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the fact of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                    Exhibit C
                                                                    ---------


                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES


                 On October 24, 1996, the Board of Directors of STERIS Corporation (the "Company") declared a dividend consisting of one Right for each outstanding Common Share without par value (the "Common Shares") of the Company. The distribution will be paid on November 7, 1996 (the "Record Date") to the stockholders of record on the Record Date. Following the Shares Acquisition Date (as hereinafter defined), each Right entitles the registered holder (other than an Acquiring Person (as hereinafter defined)) to purchase from the Company one Common Share at a price of $120.00 (the "Purchase Price"), subject to adjustment, or, under conditions described below, to acquire one Common Share for an exercise price of $1.00 per share (the "Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and KeyBank National Association, as Rights Agent (the "Rights Agent"), adopted by the Company on October 24, 1996.

                 Until such time as a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares then outstanding (the "Shares Acquisition Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates with a copy of this Summary of Rights attached thereto.

                 The Rights Agreement provides that, until the Shares Acquisition Date, the Rights will be transferred with and only with the Common Shares. Until the Shares Acquisition Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Share certificates, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Shares Acquisition Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Shares Acquisition Date, and such separate Right Certificates alone will evidence the Rights.

                 The Rights are not exercisable until the Shares Acquisition Date. The Rights will expire at the close of business on November 7, 2006 unless earlier redeemed by the Company as described below.

                 Upon the occurrence of a Triggering Event (as defined in the Rights Agreement), each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall have the right to receive, upon exercise of the Right and payment of the Exercise Price, one Common Share of the Company.

                 The Purchase Price and the Exercise Price, and the number of Common Shares or other securities issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution.

                 With certain exceptions, no adjustment in the Purchase Price or the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price or the Exercise Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                 At any time prior to the Shares Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"); except that, the Rights may not be redeemed on or after the date of the commencement by any Person of a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person unless such redemption is approved by a majority of the Continuing Directors (as defined in the Rights Agreement) and the Continuing Directors constitute a majority of the Board of Directors. Immediately upon the action of the Board of Directors of the Company, or the Continuing Directors, as the case may be, electing to redeem the Rights, the Company shall make announcement thereof, and the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                 The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct any defect or inconsistency or, prior to the Shares Acquisition Date, to make changes deemed to be not adverse to the interests of the holders of the Rights, except that, the Rights Agreement may not be amended (other than to cure an ambiguity or to correct a defect or inconsistency) on or after the date of the commencement by any Person of a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person unless such amendment is approved by a majority of the Continuing Directors and the Continuing Directors constitute a majority of the Board of Directors.

                 A copy of the Rights Agreement has been, and any amendments thereto will be, filed with the Securities and Exchange Commission as an Exhibit to the Company's Application for Registration of Rights to Purchase Common Shares on Form 8-A or amendments thereto. A copy of the Rights Agreement, as amended, is available free of charge from the Company. This summary description of the Amended Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended.